FIRST QUARTER 2024 NET INCOME OF $138 MILLION, $0.98 PER SHARE
Successful Execution of Deposit and Liquidity Strategy
Significant Reduction in Wholesale Funding
Prudent Capital Management and Continued Strong Credit Quality
“Today we reported first quarter earnings per share of $0.98,” said Curtis C. Farmer, Comerica Chairman and Chief Executive Officer. “Strategic rationalization efforts from 2023 and favorable pipeline trends position us for growth. Deposits outperformed normal seasonal patterns as we added new customers and expanded existing relationships while maintaining pricing discipline. Our liquidity strategy remained a highlight as we normalized our cash position, significantly reduced wholesale funding and successfully executed a record $1.0 billion debt issuance. We experienced ongoing, expected credit normalization, while net charge-offs of 10 basis points continued to be historically low. We are committed to running an efficient organization as we navigate expense pressures and execute on the action plans announced last quarter. Conservative capital management and lower loan balances further enhanced our capital position and drove our estimated CET1 ratio to 11.47, well above our 10% target.”

(dollar amounts in millions, except per share data)	1st Qtr '24	4th Qtr '23	1st Qtr '23
FINANCIAL RESULTS
Net interest income	$548	$584	$708
Provision for credit losses	14	12	30
Noninterest income	236	198	282
Noninterest expenses	603	718	551
Pre-tax income	167	52	409
Provision for income taxes	29	19	85
Net income	$138	$33	$324
Diluted earnings per common share	$0.98	$0.20	$2.39
Average loans	51,372	52,796	53,468
Average deposits	65,310	66,045	67,833
Return on average assets (ROA)	0.66%	0.15%	1.54%
Return on average common shareholders' equity (ROE)	9.33	2.17	24.20
Net interest margin	2.80	2.91	3.57
Efficiency ratio (a)	76.91	91.86	55.53
Common equity Tier 1 capital ratio (b)	11.47	11.09	10.12
Tier 1 capital ratio (b)	12.01	11.60	10.61
(a)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)March 31, 2024 ratios are estimated. See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios for additional information.

Impact of Notable Items to Financial Results
The following table reconciles adjusted diluted earnings per common share, net income attributable to common shareholders and return ratios. See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios for additional information.

(dollar amounts in millions, except per share data)	1st Qtr '24	4th Qtr '23	1st Qtr '23
Diluted earnings per common share	$0.98	$0.20	$2.39
Net BSBY cessation hedging losses (a)	0.21	0.51	—
FDIC special assessment (b)	0.09	0.62	—
Modernization initiatives (c)	0.02	(0.01)	0.09
Expense recalibration initiatives (d)	(0.01)	0.14	—
Adjusted diluted earnings per common share	$1.29	$1.46	$2.48

Net income attributable to common shareholders	$131	$27	$317
Net BSBY cessation hedging losses (a)	36	88	—
FDIC special assessment (b)	16	109	—
Modernization initiatives (c)	4	(4)	16
Expense recalibration initiatives (d)	(3)	25	—
Income tax impact of above items	(13)	(52)	(4)
Adjusted net income attributable to common shareholders	$171	$193	$329
ROA	0.66%	0.15%	1.54%
Adjusted ROA	0.86	0.94	1.60
ROE	9.33	2.17	24.20
Adjusted ROE	12.22	15.47	25.12
(a)The planned cessation of the Bloomberg Short-Term Bank Yield Index (BSBY) announced in November 2023 resulted in the de-designation of certain interest rate swaps requiring reclassification of amounts recognized in accumulated other comprehensive income (AOCI) into earnings. Settlement of interest payments and changes in fair value for each impacted swap are recorded as risk management hedging losses until the swap is re-designated.
(b)Additional FDIC insurance expense resulting from the FDIC Board of Directors’ November 2023 approval of a special assessment to recover the loss to the Deposit Insurance Fund following the failures of Silicon Valley Bank and Signature Bank.
(c)Related to certain modernization initiatives to transform the retail banking delivery model, align corporate facilities and optimize technology platforms.
(d)Related to certain initiatives expected to calibrate expenses to enhance earnings power while creating capacity for strategic and risk management initiatives.
First Quarter 2024 Compared to Fourth Quarter 2023 Overview
Balance sheet items discussed in terms of average balances unless otherwise noted.
Loans decreased $1.4 billion to $51.4 billion.
•Largely driven by decreases of $484 million in general Middle Market, $473 million in Equity Fund Services, $321 million in National Dealer Services, $255 million in Corporate Banking and $248 million in Mortgage Banker Finance, partially offset by an increase of $450 million in Commercial Real Estate.
◦Declines reflect strategic actions taken in 2023, including the substantially complete exit from the Mortgage Banker Finance business, as well as increased selectivity in other lines of business and lower customer demand.
•Average yield on loans (including swaps) decreased 5 basis points to 6.33%, reflecting shifts in portfolio dynamics including reduced loan fees.
Securities were stable at $16.3 billion, reflecting a decrease in average unrealized losses, partially offset by paydowns.
•Period-end unrealized losses on securities increased $268 million to $2.9 billion.
Deposits decreased $735 million to $65.3 billion.
•Noninterest-bearing deposits decreased $1.4 billion, partially offset by an increase of $671 million in interest-bearing deposits.
◦Brokered time deposits decreased $593 million, while decreases of $243 million in Technology and Life Sciences and $142 million in Equity Fund Services were partially offset by increases of $186 million in general Middle Market and $143 million in Entertainment.
•Period-end uninsured deposits as calculated per regulatory guidance totaled $30.5 billion, or 47.9% of total deposits; excluding affiliate deposits, uninsured deposits totaled $26.5 billion, or 41.7% of total deposits.

•The average cost of interest-bearing deposits increased 16 basis points to 328 basis points, mostly reflecting strategic growth in interest-bearing deposits as well as relationship-focused pricing.
Short-term borrowings decreased $1.4 billion to $2.6 billion, reflecting a reduction in Federal Home Loan Bank (FHLB) advances, while medium- and long-term debt increased $833 million to $6.9 billion, driven by the issuance of $1.0 billion in senior notes in January 2024.
•Total liquidity capacity at period-end totaled $43.5 billion, including cash, available liquidity through the FHLB and the FRB discount window, as well as the market value of unencumbered investment securities.
Net interest income decreased $36 million to $548 million, and net interest margin decreased 11 basis points to 2.80%.
•Driven by a decline in loan balances, higher deposit costs, an increase in long-term debt and the impact of one less day in the quarter, partially offset by a reduction in FHLB advances and higher deposits held at the Federal Reserve Bank.
Provision for credit losses increased $2 million to $14 million.
•The allowance for credit losses remained stable from prior quarter at $728 million at March 31, 2024, reflecting credit migration and changes in portfolio composition as well as a slightly improved economic outlook.
•As a percentage of total loans, the allowance for credit losses was 1.43%, an increase of 3 basis points.
Noninterest income increased $38 million to $236 million.
•Driven by a $49 million decline in risk management hedging losses, partially offset by decreases of $5 million in fiduciary income, $4 million in capital markets income and $2 million in card fees.
◦Risk management hedging activity included a $53 million decline related to BSBY cessation, partially offset by a $4 million decrease in price alignment income received for centrally cleared risk management positions.
◦Other noninterest income included a $5 million negotiated vendor payment, offset by lower income from insurance commissions and deferred compensation asset returns (offset in noninterest expenses).
Noninterest expenses decreased $115 million to $603 million.
•Decreases of $96 million in FDIC insurance expense (primarily driven by special assessment), $11 million in salaries and benefits expense and $2 million each in advertising, outside processing and equipment expense.
◦Salaries and benefits expense, which included decreases of $29 million in total severance costs (primarily expense recalibration initiatives) and $10 million in temporary labor, was impacted by seasonal items including increases of $20 million in annual stock-based compensation, $8 million in payroll taxes and $3 million in 401-K expense, partially offset by a $2 million decrease in staff insurance.
◦Other noninterest expenses included decreases of $5 million in non-salary pension expense, $3 million in legal fees and $2 million in consulting expenses, as well as smaller declines in various categories, offset by an $18 million reduction in gains (losses) on the sale of real estate (modernization initiatives).
Common equity Tier 1 capital ratio of 11.47% and a Tier 1 capital ratio of 12.01%.
•Declared dividends of $94 million on common stock and $6 million on preferred stock.
•Tangible common equity ratio was 6.36%.
See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

Net Interest Income
Balance sheet items presented and discussed in terms of average balances.

(dollar amounts in millions)	1st Qtr '24	4th Qtr '23	1st Qtr '23
Net interest income	$548	$584	$708
Net interest margin	2.80%	2.91%	3.57%
Selected balances:
Total earning assets	$75,807	$76,167	$77,375
Total loans	51,372	52,796	53,468
Total investment securities	16,328	16,289	18,766
Federal Reserve Bank deposits	7,526	6,456	4,839

Total deposits	65,310	66,045	67,833
Total noninterest-bearing deposits	26,408	27,814	36,251
Short-term borrowings	2,581	4,002	5,454
Medium- and long-term debt	6,903	6,070	3,832
Net interest income decreased $36 million, and net interest margin decreased 11 basis points, compared to fourth quarter 2023. Amounts shown in parentheses represent the impacts to net interest income and net interest margin, respectively, with impacts of hedging strategy included with rate.
•Interest income on loans decreased $41 million and reduced net interest margin by 10 basis points, driven by lower loan balances (-$27 million, -8 basis points), one less day in the quarter (-$9 million) and other portfolio dynamics (-$5 million, -2 basis points), which included a decrease in loan fees.
◦The net impact of change in rate on loan interest income was nominal during the quarter.
◦BSBY cessation positively impacted net interest income and net interest margin by $3 million and 1 basis point for both first quarter 2024 and fourth quarter 2023.
•Interest income on investment securities decreased $2 million and improved net interest margin by 1 basis point.
•Interest income on short-term investments increased $13 million and improved net interest margin by 3 basis points, primarily reflecting an increase of $1.1 billion in deposits with the Federal Reserve Bank.
•Interest expense on deposits increased $15 million and reduced net interest margin by 10 basis points, reflecting higher rates (-$16 million, -9 basis points) and higher average interest-bearing deposit balances (-$2 million, -1 basis point), partially offset by one less day in the quarter (+$3 million).
•Interest expense on debt decreased $9 million and improved net interest margin by 5 basis points, driven by a decrease of $1.4 billion in short-term FHLB advances (+$21 million, +11 basis points), partially offset by an increase of $833 million in medium- and long-term debt (-$8 million, -4 basis points) and higher rates (-$4 million, -2 basis points).
The net impact of higher rates to first quarter 2024 net interest income was a decrease of $20 million and a reduction of 11 basis points to net interest margin.

Credit Quality
“Credit quality remained strong with low net charge-offs of 10 basis points,” said Farmer. “Elevated interest rates and inflationary pressures continued to drive modest portfolio migration, but overall metrics remained manageable and below historical averages. These trends drove an increase in the allowance for credit losses to 1.43% of total loans. We feel our proven track record for prudent underwriting, oversight and diversification positions us to perform well through the cycle.”

(dollar amounts in millions)	1st Qtr '24	4th Qtr '23	1st Qtr '23
Charge-offs	$21	$25	$12
Recoveries	7	5	14
Net charge-offs (recoveries)	14	20	(2)
Net charge-offs (recoveries)/Average total loans	0.10%	0.15%	(0.01%)
Provision for credit losses	$14	$12	$30

Nonperforming loans and nonperforming assets (NPAs)	217	178	221
NPAs/Total loans and foreclosed property	0.43%	0.34%	0.40%
Loans past due 90 days or more and still accruing	$32	$20	$20
Allowance for loan losses	691	688	641
Allowance for credit losses on lending-related commitments (a)	37	40	52
Total allowance for credit losses	728	728	693
Allowance for credit losses/Period-end total loans	1.43%	1.40%	1.26%
Allowance for credit losses/Nonperforming loans	3.4x	4.1x	3.1x
(a)    Included in accrued expenses and other liabilities on the Consolidated Balance Sheets.

•The allowance for credit losses totaled $728 million at March 31, 2024 and increased by 3 basis points to 1.43% of total loans, reflecting credit migration and changes in portfolio composition as well as a slightly improved economic outlook.
•Criticized loans increased $283 million to $2.7 billion, or 5.3% of total loans. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.
◦The increase in criticized loans was primarily driven by Corporate Banking and general Middle Market.
•Nonperforming assets increased $39 million to $217 million, or 0.43% of total loans and foreclosed property, compared to 0.34% in fourth quarter 2023.
•Net charge-offs totaled $14 million, compared to net charge-offs of $20 million in fourth quarter 2023.
Strategic Lines of Business
Comerica's operations are strategically aligned into three major business segments: the Commercial Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. For a summary of business segment quarterly results, see the Business Segment Financial Results tables included later in this press release. From time to time, Comerica may make reclassifications among the segments to reflect management's current view of the segments, and methodologies may be modified as the management accounting system is enhanced and changes occur in the organizational structure and/or product lines. The financial results provided are based on the internal business unit structures of Comerica and methodologies in effect at March 31, 2024. A discussion of business segment results will be included in Comerica’s Form 10-Q for the quarter ended March 31, 2024.
Conference Call and Webcast
Comerica will host a conference call and live webcast to review first quarter 2024 financial results at 7 a.m. CT Thursday, April 18, 2024. Interested parties may access the conference call by calling (877) 484-6065 or (201) 689-8846. The call and supplemental financial information, as well as a replay of the Webcast, can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. Comerica’s presentation may include forward-looking statements, such as descriptions of plans and objectives for future or past operations, products or services; forecasts of revenue, earnings or other measures of economic performance and profitability; and estimates of credit trends and stability.

Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three business segments: the Commercial Bank, the Retail Bank and Wealth Management. Comerica is one of the 25 largest U.S. commercial bank financial holding companies and focuses on building relationships and helping people and businesses be successful. Comerica provides more than 400 banking centers across the country with locations in Arizona, California, Florida, Michigan and Texas. Founded nearly 175 years ago in Detroit, Michigan, Comerica continues to expand into new regions, including its Southeast Market, based in North Carolina, and Mountain West Market in Colorado. Comerica has offices in 17 states and services 14 of the 15 largest U.S. metropolitan areas, as well as Canada and Mexico.
This press release contains (and Comerica’s related upcoming conference call and live webcast will discuss) both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release or in the investor relations portions of Comerica’s website, www.comerica.com. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “achieve, anticipate, aspire, assume, believe, can, commit, confident, continue, could, designed, estimate, expect, feel, forecast, forward, future, goal, grow, initiative, intend, look forward, maintain, may, might, mission, model, objective, opportunity, outcome, on track, outlook, plan, position, potential, project, propose, remain, seek, should, strategy, strive, target, trend, until, well-positioned, will, would” or similar expressions, as they relate to Comerica, or to economic, market or other environmental conditions or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences include credit risks (changes in customer behavior; unfavorable developments concerning credit quality; and declines or other changes in the businesses or industries of Comerica's customers); market risks (changes in monetary and fiscal policies; fluctuations in interest rates and their impact on deposit pricing; and transitions away from the Bloomberg Short-Term Bank Yield Index towards new interest rate benchmarks); liquidity risks (Comerica's ability to maintain adequate sources of funding and liquidity; reductions in Comerica's credit rating; and the interdependence of financial service companies and their soundness); technology risks (cybersecurity risks and heightened legislative and regulatory focus on cybersecurity and data privacy); operational risks (operational, systems or infrastructure failures; reliance on other companies to provide certain key components of business infrastructure; the impact of legal and regulatory proceedings or determinations; losses due to fraud; and controls and procedures failures); compliance risks (changes in regulation or oversight, or changes in Comerica’s status with respect to existing regulations or oversight; the effects of stringent capital requirements; and the impacts of future legislative, administrative or judicial changes to tax regulations); strategic risks (damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; the implementation of Comerica's strategies and business initiatives; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; and any future strategic acquisitions or divestitures); and other general risks (changes in general economic, political or industry conditions; negative effects from inflation; the effectiveness of methods of reducing risk exposures; the effects of catastrophic events, including pandemics; physical or transition risks related to climate change; changes in accounting standards; the critical nature of Comerica's accounting policies, processes and management estimates; the volatility of Comerica’s stock price; and that an investment in Comerica’s equity securities is not insured or guaranteed by the FDIC). Comerica cautions that the foregoing list of factors is not all-inclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 14 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2023. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contacts:	Investor Contacts:
Nicole Hogan	Kelly Gage
(214) 462-6657	(833) 571-0486

Louis H. Mora	Morgan Mathers
(214) 462-6669	(833) 571-0486

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	March 31,	December 31,	March 31,
(in millions, except per share data)	2024	2023	2023
PER COMMON SHARE AND COMMON STOCK DATA
Diluted earnings per common share	$0.98	$0.20	$2.39
Cash dividends declared	0.71	0.71	0.71
Average diluted shares (in thousands)	133,369	132,756	132,489
PERFORMANCE RATIOS
Return on average common shareholders' equity	9.33%	2.17%	24.20%
Return on average assets	0.66	0.15	1.54
Efficiency ratio (a)	76.91	91.86	55.53
CAPITAL
Common equity tier 1 capital (b), (c)	$8,469	$8,414	$8,124
Tier 1 capital (b), (c)	8,863	8,808	8,518
Risk-weighted assets (b)	73,821	75,901	80,251
Common equity tier 1 capital ratio (b), (c)	11.47%	11.09%	10.12%
Tier 1 capital ratio (b), (c)	12.01	11.60	10.61
Total capital ratio (b)	13.98	13.52	12.57
Leverage ratio (b)	10.23	10.06	9.71
Common shareholders' equity per share of common stock	$42.69	$45.58	$42.57
Tangible common equity per share of common stock (c)	37.84	40.70	37.68
Common equity ratio	7.12%	7.00%	6.15%
Tangible common equity ratio (c)	6.36	6.30	5.48
AVERAGE BALANCES
Commercial loans	$26,451	$28,163	$30,517
Real estate construction loans	5,174	4,798	3,345
Commercial mortgage loans	13,642	13,706	13,464
Lease financing	810	794	765
International loans	1,141	1,169	1,226
Residential mortgage loans	1,882	1,902	1,833
Consumer loans	2,272	2,264	2,318
Total loans	51,372	52,796	53,468
Earning assets	75,807	76,167	77,375
Total assets	83,617	84,123	85,138
Noninterest-bearing deposits	26,408	27,814	36,251
Interest-bearing deposits	38,902	38,231	31,582
Total deposits	65,310	66,045	67,833
Common shareholders' equity	5,683	4,947	5,334
Total shareholders' equity	6,077	5,341	5,728
NET INTEREST INCOME
Net interest income	$548	$584	$708
Net interest margin	2.80%	2.91%	3.57%
CREDIT QUALITY
Nonperforming assets	$217	$178	$221
Loans past due 90 days or more and still accruing	32	20	20
Net charge-offs (recoveries)	14	20	(2)
Allowance for loan losses	691	688	641
Allowance for credit losses on lending-related commitments	37	40	52
Total allowance for credit losses	728	728	693
Allowance for credit losses as a percentage of total loans	1.43%	1.40%	1.26%
Net loan charge-offs (recoveries) as a percentage of average total loans	0.10	0.15	(0.01)
Nonperforming assets as a percentage of total loans and foreclosed property	0.43	0.34	0.40
Allowance for credit losses as a multiple of total nonperforming loans	3.4x	4.1x	3.1x
OTHER KEY INFORMATION
Number of banking centers	408	408	410
Number of employees - full time equivalent	7,619	7,701	7,586
(a)    Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
(b)    March 31, 2024 ratios are estimated.
(c)    See Reconciliations of Non-GAAP Financial Measures and Regulatory Ratios.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	March 31,
(in millions, except share data)	2024	2023	2023
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$689	$1,443	$1,563
Interest-bearing deposits with banks	4,446	8,059	9,171
Other short-term investments	366	399	354
Investment securities available-for-sale	16,246	16,869	18,295
Commercial loans	26,019	27,251	31,630
Real estate construction loans	4,558	5,083	3,567
Commercial mortgage loans	14,266	13,686	13,592
Lease financing	793	807	766
International loans	1,070	1,102	1,233
Residential mortgage loans	1,889	1,889	1,822
Consumer loans	2,227	2,295	2,316
Total loans	50,822	52,113	54,926
Allowance for loan losses	(691)	(688)	(641)
Net loans	50,131	51,425	54,285
Premises and equipment	462	445	399
Accrued income and other assets	7,104	7,194	7,060
Total assets	$79,444	$85,834	$91,127
LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$25,833	$27,849	$33,173
Money market and interest-bearing checking deposits	28,550	28,246	24,323
Savings deposits	2,342	2,381	2,998
Customer certificates of deposit	3,941	3,723	2,077
Other time deposits	2,894	4,550	2,116
Foreign office time deposits	18	13	19
Total interest-bearing deposits	37,745	38,913	31,533
Total deposits	63,578	66,762	64,706
Short-term borrowings	—	3,565	11,016
Accrued expenses and other liabilities	2,695	2,895	2,327
Medium- and long-term debt	7,121	6,206	7,084
Total liabilities	73,394	79,428	85,133
Fixed-rate reset non-cumulative perpetual preferred stock, series A, no par value, $100,000 liquidation preference per share:
Authorized - 4,000 shares
Issued - 4,000 shares	394	394	394
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,202	2,224	2,209
Accumulated other comprehensive loss	(3,457)	(3,048)	(3,171)
Retained earnings	11,765	11,727	11,476
Less cost of common stock in treasury - 95,683,776 shares at 3/31/24, 96,266,568 shares at 12/31/23, 96,631,155 shares at 3/31/23	(5,995)	(6,032)	(6,055)
Total shareholders' equity	6,050	6,406	5,994
Total liabilities and shareholders' equity	$79,444	$85,834	$91,127

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	First	Fourth	Third	Second	First	First Quarter 2024 Compared to:
	Quarter	Quarter	Quarter	Quarter	Quarter	Fourth Quarter 2023		First Quarter 2023
(in millions, except per share data)	2024	2023	2023	2023	2023	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$808	$849	$862	$852	$777	$(41)	(5%)	$31	4%
Interest on investment securities	102	104	105	108	113	(2)	(2)	(11)	(10)
Interest on short-term investments	109	96	136	114	59	13	14	50	84
Total interest income	1,019	1,049	1,103	1,074	949	(30)	(3)	70	7
INTEREST EXPENSE
Interest on deposits	317	302	271	201	118	15	5	199	n/m
Interest on short-term borrowings	37	58	125	142	66	(21)	(36)	(29)	(44)
Interest on medium- and long-term debt	117	105	106	110	57	12	11	60	n/m
Total interest expense	471	465	502	453	241	6	1	230	95
Net interest income	548	584	601	621	708	(36)	(6)	(160)	(23)
Provision for credit losses	14	12	14	33	30	2	23	(16)	(52)
Net interest income after provision for credit losses	534	572	587	588	678	(38)	(7)	(144)	(21)
NONINTEREST INCOME
Card fees	66	68	71	72	69	(2)	(3)	(3)	(4)
Fiduciary income	51	56	59	62	58	(5)	(7)	(7)	(12)
Service charges on deposit accounts	45	45	47	47	46	—	—	(1)	(2)
Capital markets income	30	34	35	39	39	(4)	(12)	(9)	(23)
Commercial lending fees	16	17	19	18	18	(1)	(4)	(2)	(11)
Letter of credit fees	10	11	10	11	10	(1)	(4)	—	—
Bank-owned life insurance	10	10	12	14	10	—	—	—	—
Brokerage fees	10	8	6	8	8	2	15	2	30
Risk management hedging (loss) income	(25)	(74)	17	7	8	49	(66)	(33)	n/m
Other noninterest income	23	23	19	25	16	—	—	7	42
Total noninterest income	236	198	295	303	282	38	19	(46)	(17)
NONINTEREST EXPENSES
Salaries and benefits expense	348	359	315	306	326	(11)	(3)	22	7
Outside processing fee expense	68	70	75	68	64	(2)	(2)	4	7
Software expense	44	44	44	43	40	—	—	4	9
Occupancy expense	44	45	44	41	41	(1)	(3)	3	6
FDIC insurance expense	36	132	19	16	13	(96)	(73)	23	n/m
Equipment expense	12	14	12	12	12	(2)	(11)	—	—
Advertising expense	8	10	12	10	8	(2)	(22)	—	—
Other noninterest expenses	43	44	34	39	47	(1)	(2)	(4)	(7)
Total noninterest expenses	603	718	555	535	551	(115)	(16)	52	10
Income before income taxes	167	52	327	356	409	115	n/m	(242)	(59)
Provision for income taxes	29	19	76	83	85	10	52	(56)	(67)
NET INCOME	138	33	251	273	324	105	n/m	(186)	(58)
Less:
Income allocated to participating securities	1	—	1	2	1	1	44	—	—
Preferred stock dividends	6	6	6	5	6	—	—	—	—
Net income attributable to common shares	$131	$27	$244	$266	$317	$104	n/m	$(186)	(59%)
Earnings per common share:
Basic	$0.99	$0.20	$1.85	$2.02	$2.41	$0.79	n/m	$(1.42)	(59%)
Diluted	0.98	0.20	1.84	2.01	2.39	0.78	n/m	(1.41)	(59)
Comprehensive (loss) income	(271)	1,525	(533)	(312)	895	(1,796)	n/m	(1,166)	n/m
Cash dividends declared on common stock	94	93	94	94	94	1	—	—	—
Cash dividends declared per common share	0.71	0.71	0.71	0.71	0.71	—	—	—	—
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2024	2023
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
Balance at beginning of period:
Allowance for loan losses	$688	$694	$684	$641	$610
Allowance for credit losses on lending-related commitments	40	42	44	52	51
Allowance for credit losses	728	736	728	693	661
Loan charge-offs:
Commercial	20	13	9	9	11
Commercial mortgage	—	1	3	—	—
International	—	11	1	1	—
Consumer	1	—	1	1	1
Total loan charge-offs	21	25	14	11	12
Recoveries on loans previously charged-off:
Commercial	6	3	5	12	13
Commercial mortgage	—	2	2	1	—
Consumer	1	—	1	—	1
Total recoveries	7	5	8	13	14
Net loan charge-offs (recoveries)	14	20	6	(2)	(2)
Provision for credit losses:
Provision for loan losses	17	14	16	41	29
Provision for credit losses on lending-related commitments	(3)	(2)	(2)	(8)	1
Provision for credit losses	14	12	14	33	30
Balance at end of period:
Allowance for loan losses	691	688	694	684	641
Allowance for credit losses on lending-related commitments	37	40	42	44	52
Allowance for credit losses	$728	$728	$736	$728	$693
Allowance for credit losses as a percentage of total loans	1.43%	1.40%	1.38%	1.31%	1.26%
Net loan charge-offs (recoveries) as a percentage of average total loans	0.10	0.15	0.05	(0.01)	(0.01)

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2024	2023
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonperforming loans:
Business loans:
Commercial	$88	$75	$83	$93	$134
Real estate construction	—	2	2	2	3
Commercial mortgage	67	41	30	37	24
International	16	20	3	4	3
Total nonperforming business loans	171	138	118	136	164
Retail loans:
Residential mortgage	23	19	19	33	39
Consumer:
Home equity	23	21	17	17	18
Total nonperforming retail loans	46	40	36	50	57
Total nonperforming loans and nonperforming assets	217	178	154	186	221
Nonperforming loans as a percentage of total loans	0.43%	0.34%	0.29%	0.33%	0.40%
Nonperforming assets as a percentage of total loans and foreclosed property	0.43	0.34	0.29	0.33	0.40
Allowance for credit losses as a multiple of total nonperforming loans	3.4x	4.1x	4.8x	3.9x	3.1x
Loans past due 90 days or more and still accruing	$32	$20	$45	$9	$20
ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$178	$154	$186	$221	$240
Loans transferred to nonaccrual (a)	83	54	14	17	9
Nonaccrual loan gross charge-offs	(21)	(25)	(14)	(11)	(12)
Loans transferred to accrual status (a)	(2)	—	(7)	—	(7)
Nonaccrual loans sold	(12)	(1)	—	(3)	(1)
Payments/other (b)	(9)	(4)	(25)	(38)	(8)
Nonaccrual loans at end of period	$217	$178	$154	$186	$221
(a)Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b)Includes net changes related to nonaccrual loans with balances less than or equal to $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries
	Three Months Ended
	March 31, 2024			December 31, 2023			March 31, 2023
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Commercial loans (a)	$26,451	$348	5.30%	$28,163	$388	5.47%	$30,517	$410	5.44%
Real estate construction loans	5,174	108	8.37	4,798	102	8.42	3,345	63	7.66
Commercial mortgage loans	13,642	253	7.46	13,706	258	7.48	13,464	221	6.67
Lease financing	810	12	6.11	794	12	6.14	765	4	1.93
International loans	1,141	22	7.80	1,169	25	8.15	1,226	24	7.91
Residential mortgage loans	1,882	18	3.74	1,902	17	3.74	1,833	15	3.29
Consumer loans	2,272	47	8.32	2,264	47	8.07	2,318	40	7.07
Total loans	51,372	808	6.33	52,796	849	6.38	53,468	777	5.89
Mortgage-backed securities (b)	14,782	101	2.28	14,602	103	2.28	16,397	108	2.28
U.S. Treasury securities (c)	1,546	1	0.28	1,687	1	0.26	2,369	5	0.79
Total investment securities	16,328	102	2.12	16,289	104	2.10	18,766	113	2.10
Interest-bearing deposits with banks (d)	7,726	105	5.47	6,685	92	5.46	4,955	58	4.66
Other short-term investments	381	4	4.01	397	4	4.07	186	1	2.28
Total earning assets	75,807	1,019	5.20	76,167	1,049	5.23	77,375	949	4.79
Cash and due from banks	938			1,103			1,465
Allowance for loan losses	(688)			(694)			(611)
Accrued income and other assets	7,560			7,547			6,909
Total assets	$83,617			$84,123			$85,138
Money market and interest-bearing checking deposits (e)	$28,700	228	3.18	$27,644	208	2.96	$26,340	109	1.68
Savings deposits	2,352	1	0.23	2,440	1	0.21	3,147	1	0.18
Customer certificates of deposit	3,868	36	3.76	3,577	33	3.63	1,875	6	1.31
Other time deposits	3,964	52	5.28	4,557	60	5.22	171	2	3.74
Foreign office time deposits	18	—	4.35	13	—	4.75	49	—	3.72
Total interest-bearing deposits	38,902	317	3.28	38,231	302	3.12	31,582	118	1.52
Federal funds purchased	26	—	5.39	15	—	5.37	83	1	4.56
Other short-term borrowings	2,555	37	5.65	3,987	58	5.74	5,371	65	4.92
Medium- and long-term debt	6,903	117	6.77	6,070	105	6.94	3,832	57	5.94
Total interest-bearing sources	48,386	471	3.90	48,303	465	3.81	40,868	241	2.39
Noninterest-bearing deposits	26,408			27,814			36,251
Accrued expenses and other liabilities	2,746			2,665			2,291
Shareholders' equity	6,077			5,341			5,728
Total liabilities and shareholders' equity	$83,617			$84,123			$85,138
Net interest income/rate spread		$548	1.30		$584	1.42		$708	2.40
Impact of net noninterest-bearing sources of funds			1.50			1.49			1.17
Net interest margin (as a percentage of average earning assets)			2.80%			2.91%			3.57%
(a)Interest income on commercial loans included net expense from cash flow swaps of $170 million, $170 million and $119 million for the three months ended March 31, 2024, December 31, 2023 and March 31, 2023, respectively.
(b)Average balances included $2.9 billion, $3.4 billion and $2.6 billion of unrealized losses for the three months ended March 31, 2024, December 31, 2023 and March 31, 2023, respectively; yields calculated gross of these unrealized losses.
(c)Average balances included $71 million, $94 million and $135 million of unrealized losses for the three months ended March 31, 2024, December 31, 2023 and March 31, 2023, respectively; yields calculated gross of these unrealized losses.
(d)Average balances included $2 million, included $14 million and excluded $101 million of collateral posted and netted against derivative liability positions for the three months ended March 31, 2024, December 31, 2023 and March 31, 2023, respectively; yields calculated gross of derivative netting amounts.
(e)Average balances excluded $130 million, $141 million and $35 million of collateral received and netted against derivative asset positions for the three months ended March 31, 2024, December 31, 2023 and March 31, 2023, respectively; rates calculated gross of derivative netting amounts.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries
					Accumulated Other Comprehensive Loss
	Nonredeemable Preferred Stock	Common Stock						Total Shareholders' Equity
		Shares Outstanding	Amount	Capital Surplus		Retained Earnings	Treasury Stock
(in millions, except per share data)
BALANCE AT DECEMBER 31, 2022	$394	131.0	$1,141	$2,220	$(3,742)	$11,258	$(6,090)	$5,181
Net income	—	—	—	—	—	324	—	324
Other comprehensive income, net of tax	—	—	—	—	571	—	—	571
Cash dividends declared on common stock ($0.71 per share)	—	—	—	—	—	(94)	—	(94)
Cash dividends declared on preferred stock	—	—	—	—	—	(6)	—	(6)
Net issuance of common stock under employee stock plans	—	0.5	—	(39)	—	(6)	35	(10)
Share-based compensation	—	—	—	28	—	—	—	28
BALANCE AT MARCH 31, 2023	$394	131.5	$1,141	$2,209	$(3,171)	$11,476	$(6,055)	$5,994
BALANCE AT DECEMBER 31, 2023	$394	131.9	$1,141	$2,224	$(3,048)	$11,727	$(6,032)	$6,406
Cumulative effect of change in accounting principle (a)	—	—	—	—	—	(4)	—	(4)
Net income	—	—	—	—	—	138	—	138
Other comprehensive loss, net of tax	—	—	—	—	(409)	—	—	(409)
Cash dividends declared on common stock ($0.71 per share)	—	—	—	—	—	(94)	—	(94)
Cash dividends declared on preferred stock	—	—	—	—	—	(6)	—	(6)
Net issuance of common stock under employee stock plans	—	0.6	—	(49)	—	4	37	(8)
Share-based compensation	—	—	—	27	—	—	—	27
BALANCE AT MARCH 31, 2024	$394	132.5	$1,141	$2,202	$(3,457)	$11,765	$(5,995)	$6,050
(a)Effective January 1, 2024, the Corporation adopted ASU 2023-02, which expanded the permitted use of the proportional amortization method to certain tax credit investments.

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Commercial	Retail	Wealth
Three Months Ended March 31, 2024	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$477	$200	$47	$(217)	$41	$548
Provision for credit losses	16	(1)	1	—	(2)	14
Noninterest income	148	28	65	(11)	6	236
Noninterest expenses	275	182	96	2	48	603
Provision (benefit) for income taxes	56	8	2	(41)	4	29
Net income (loss)	$278	$39	$13	$(189)	$(3)	$138
Net charge-offs (recoveries)	$14	$—	$—	$—	$—	$14
Selected average balances:
Assets	$46,485	$3,026	$5,443	$19,057	$9,606	$83,617
Loans	43,911	2,297	5,152	—	12	51,372
Deposits	32,212	24,384	3,900	4,539	275	65,310
Statistical data:
Return on average assets (a)	2.40%	0.64%	0.88%	n/m	n/m	0.66%
Efficiency ratio (b)	44.05	79.13	86.68	n/m	n/m	76.91

	Commercial	Retail	Wealth
Three Months Ended December 31, 2023	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$502	$202	$49	$(200)	$31	$584
Provision for credit losses	10	1	3	—	(2)	12
Noninterest income	142	31	73	(55)	7	198
Noninterest expenses	349	217	105	8	39	718
Provision (benefit) for income taxes	72	5	4	(63)	1	19
Net income (loss)	$213	$10	$10	$(200)	$—	$33
Net charge-offs	$19	$1	$—	$—	$—	$20
Selected average balances:
Assets	$48,130	$3,006	$5,471	$19,157	$8,359	$84,123
Loans	45,355	2,277	5,160	—	4	52,796
Deposits	32,469	24,273	3,921	5,093	289	66,045
Statistical data:
Return on average assets (a)	1.76%	0.17%	0.71%	n/m	n/m	0.15%
Efficiency ratio (b)	54.25	92.83	86.08	n/m	n/m	91.86

	Commercial	Retail	Wealth
Three Months Ended March 31, 2023	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$540	$223	$58	$(133)	$20	$708
Provision for credit losses	26	7	(3)	—	—	30
Noninterest income	153	28	73	23	5	282
Noninterest expenses	251	165	107	1	27	551
Provision (benefit) for income taxes	90	19	6	(28)	(2)	85
Net income (loss)	$326	$60	$21	$(83)	$—	$324
Net (recoveries) charge-offs	$(2)	$—	$—	$—	$—	$(2)
Selected average balances:
Assets	$49,310	$2,915	$5,347	$20,941	$6,625	$85,138
Loans	46,065	2,202	5,201	—	—	53,468
Deposits	36,767	25,156	4,716	830	364	67,833
Statistical data:
Return on average assets (a)	2.68%	0.97%	1.62%	n/m	n/m	1.54%
Efficiency ratio (b)	36.22	65.41	81.18	n/m	n/m	55.53
(a)Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.
(b)Noninterest expenses as a percentage of the sum of net interest income and noninterest income excluding net gains (losses) from securities, a derivative contract tied to the conversion rate of Visa Class B shares and changes in the value of shares obtained through monetization of warrants.
n/m - not meaningful

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES AND REGULATORY RATIOS (unaudited)
Comerica Incorporated and Subsidiaries

Comerica believes non-GAAP measures are meaningful because they reflect adjustments commonly made by management, investors, regulators and analysts to evaluate the adequacy of common equity and performance trends. Comerica believes adjusted net income, earnings per share, ROA and ROE provide a greater understanding of ongoing operations and financial results by removing the impact of notable items from net income, net income available to common shareholders, average assets and average common shareholders’ equity. Notable items are meaningful because they provide greater detail of how certain events or initiatives affect Comerica’s results for a more informed understanding of those results. Tangible common equity is used by Comerica to measure the quality of capital and the return relative to balance sheet risk.

	First	Fourth	First
	Quarter	Quarter	Quarter
(dollar amounts in millions, except per share data)	2024	2023	2023
Adjusted Earnings per Common Share:
Net income attributable to common shareholders	$131	$27	$317
Net BSBY cessation hedging losses (a)	36	88	—
FDIC special assessment (b)	16	109	—
Modernization initiatives (c)	4	(4)	16
Expense recalibration initiatives (d)	(3)	25	—
Income tax impact of above items	(13)	(52)	(4)
Adjusted net income attributable to common shareholders	$171	$193	$329
Diluted average common shares (in millions)	133	133	132
Diluted earnings per common share:
Reported	$0.98	$0.20	$2.39
Adjusted	1.29	1.46	2.48
Adjusted Net Income, ROA and ROE:
Net income	$138	$33	$324
Net BSBY cessation hedging losses (a)	36	88	—
FDIC special assessment (b)	16	109	—
Modernization initiatives (c)	4	(4)	16
Expense recalibration initiatives (d)	(3)	25	—
Income tax impact of above items	(13)	(52)	(4)
Adjusted net income	$178	$199	$336
Average assets	$83,617	$84,123	$85,138
Impact of adjusted items to average assets	—	(8)	(2)
Adjusted average assets	$83,617	$84,115	$85,136
ROA:
Reported	0.66%	0.15%	1.54%
Adjusted	0.86	0.94	1.60
Average common shareholder’s equity	$5,683	$4,947	$5,334
Impact of adjusted items to average common shareholders’ equity	1	24	5
Adjusted average common shareholder’s equity	$5,684	$4,971	$5,339
ROE:
Reported	9.33%	2.17%	24.20%
Adjusted	12.22	15.47	25.12
(a)The planned cessation of BSBY announced in November 2023 resulted in the de-designation of certain interest rate swaps requiring reclassification of amounts recognized in AOCI into earnings. Settlement of interest payments and changes in fair value for each impacted swap are recorded as risk management hedging losses until the swap is re-designated.
(b)Additional FDIC insurance expense resulting from the FDIC Board of Directors’ November 2023 approval of a special assessment to recover the loss to the Deposit Insurance Fund following the failures of Silicon Valley Bank and Signature Bank.
(c)Related to certain modernization initiatives to transform the retail banking delivery model, align corporate facilities and optimize technology platforms.
(d)Costs related to certain initiatives expected to calibrate expenses to enhance earnings power while creating capacity for strategic and risk management initiatives.

Common equity tier 1 capital ratio removes preferred stock from the Tier 1 capital ratio as defined by and calculated in     conformity with bank regulations. The tangible common equity ratio removes the effect of intangible assets from capital and total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders' equity per share of common stock.

	March 31,	December 31,	March 31,
(in millions, except share data)	2024	2023	2023
Common Equity Tier 1 Capital (a):
Tier 1 capital	$8,863	$8,808	$8,518
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common equity tier 1 capital	$8,469	$8,414	$8,124
Risk-weighted assets	$73,821	$75,901	$80,251
Tier 1 capital ratio	12.01%	11.60%	10.61%
Common equity tier 1 capital ratio	11.47	11.09	10.12
Tangible Common Equity:
Total shareholders' equity	$6,050	$6,406	$5,994
Less:
Fixed-rate reset non-cumulative perpetual preferred stock	394	394	394
Common shareholders' equity	$5,656	$6,012	$5,600
Less:
Goodwill	635	635	635
Other intangible assets	8	8	9
Tangible common equity	$5,013	$5,369	$4,956
Total assets	$79,444	$85,834	$91,127
Less:
Goodwill	635	635	635
Other intangible assets	8	8	9
Tangible assets	$78,801	$85,191	$90,483
Common equity ratio	7.12%	7.00%	6.15%
Tangible common equity ratio	6.36	6.30	5.48
Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$5,656	$6,012	$5,600
Tangible common equity	5,013	5,369	4,956
Shares of common stock outstanding (in millions)	133	132	132
Common shareholders' equity per share of common stock	$42.69	$45.58	$42.57
Tangible common equity per share of common stock	37.84	40.70	37.68
(a)March 31, 2024 ratios are estimated.

Total uninsured deposits as calculated per regulatory guidance and reported on schedule RC-O of Comerica Bank’s Call Report include affiliate deposits, which by definition have a different risk profile than other uninsured deposits. The amounts presented below remove affiliate deposits from the total uninsured deposits number. Comerica believes that the presentation of uninsured deposits adjusted for the impact of affiliate deposits provides enhanced clarity of uninsured deposits at risk.

	March 31,	December 31,	March 31,
(dollar amounts in millions)	2024	2023	2023
Uninsured Deposits:
Total uninsured deposits, as calculated per regulatory guidelines	$30,481	$31,485	$35,007
Less:
Affiliate deposits	(3,966)	(4,064)	(4,329)
Total uninsured deposits, excluding affiliate deposits	$26,515	$27,421	$30,678